EXHIBIT 10.5

                                    AGREEMENT

This agreement made and entered this 26th of February, 1998 by and between CRITTSON FINANCIAL LLC, an Indiana corporation maintaining its principal offices in Elkhart, Indiana, hereinafter known as `CF' and First Security Bank of Lexington, a Kentucky corporation, maintaining its principal offices in Lexington, Kentucky, hereinafter referred to as `Customer.'

WHEREAS, CF is in the business of providing services necessary to the administration of Visa and MasterCard credit card programs; and, Customer desires such services, and;

WHEREAS, in the event that Customer is approved and accepted by MasterCard International, Inc. and/or Visa U.S.A. Inc. as members thereof, CF is desirous of providing to Customer those services set forth and described in that document attached hereto and made a part hereof as Schedule `A,' in exchange for compensation in amounts equal to those set forth in that document attached hereto and made a part hereof as Schedule `B.'

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

 1. In the event that Customer is not approved and accepted by MasterCard International, Inc. and/or Visa U.S.A. Inc. as members thereof, this Agreement shall be null and void and of no further force or effect.

 2. CF will perform for Customer those services set forth and described in Schedule `A' hereof and shall be compensated therefor by Customer, based upon services actually performed for Customer, in appropriate multiples of those amounts set forth and described in Schedule `B' hereof.

 3. Customer shall comply with all MasterCard International, Inc. nd/or Visa U.S.A. Inc. regulations and with all applicable Federal and State laws, and shall indemnify and save CF and its agents and hold it harmless with respect to any claim, cause of action, complaint, suit or loss, including, but not limited to, costs and attorney fees, which may be occasioned by Customer's failure to do so. In addition thereto, Customer will supply CF and, when known, CF will supply to Customer, any and all data and other information necessary for each to comply with such regulations and laws.

 4. CF and Customer acknowledge that the performance of services by CF hereunder are subject, without notice, to regulation and examination of various governmental agencies, including, but not limited to, Comptroller of the Currency, to the same extent as if such services were performed by Customer for itself on its own premises. Customer shall provide to CF, in a timely fashion, all information and data necessary to comply with the regulations and rules of such governmental agencies and shall bear the costs of any examinations or inspections of records, performed by such agencies during the term of this Agreement.

 5. CF will exercise due care in performing its obligations hereunder and will bear the cost to Customer of any losses attributable solely to the errors or omissions of its agents or employees. The cost of errors or omissions on the part of employees or agents of Customer shall be borne exclusively by Customer and Customer shall indemnify CF, its agents and employees, for any losses, including, but not limited to, costs and attorney fees, occasioned by the errors or omissions of Customer's agents or employees.

 6. Customer shall employ CF and its agents exclusively, for the performance of all services herein set forth and described, utilized by Customer in connection with Customer's credit card program.

 7. Customer shall pay all interchange fees on sales transactions deposited by Customer's merchants for account holders of MasterCard International, Inc. and/or Visa U.S.A. members. Customer will receive all interchange fees on sales transactions of account holders of Customer which are deposited by MasterCard International Inc. and/or Visa U.S.A.Inc. members. Customer will pay all interchange fees on cash advance transactions negotiated by its account holders, which are deposited by MasterCard International Inc. and/or Visa U.S.A. Inc. Customer will receive all interchange fees on cash advance transactions negotiated by cardholders of other members of MasterCard International Inc. and/or Visa U.S.A. Inc. and deposited by Customer.

 8. Customer will pay all MasterCard International Inc. and/or Visa U.S.A. Inc. fees, royalties, dues and assessments, including, but not limited to, INAS, INET, BASE I and BASE II, as the same are fixed by applicable MasterCard International Inc. and/or Visa U.S.A. Inc. rules and regulations.

 9. Customer will maintain a checking account with an approved financial institution for the purpose of monetary settlement for Customer's card program, CF or its agents will charge or credit, as appropriate, this account for or with the daily settlement transactions resulting from the operation of Customer's credit card program. Customer will transfer funds to this account, as needed to cover daily settlement transactions, as directed by CF or its agents.

 10. Customer will be responsible for the establishment and maintenance of account holder and authorization limits.



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 11.  Customer  shall  provide  CF  all  data   reasonably   necessary  for  the
      administration of Customer's credit card program. Such data will be supplied to CF in a timely fashion. Documents sent by Customer to CF shall be balanced, proven as to amount, legibility and completeness. Any data submitted by Customer to CF for processing which is incorrect, illegible, or otherwise not in proper form, shall be returned to Customer for correction before processing.

 12. Customer shall insure regally and timely delivery to CF of sales drafts, cash advance forms, credit vouchers, and other data, reasonably necessary to the efficient performance of CF's obligations hereunder. Such delivery may be accomplished by daily courier service, semi-weekly courier service, or first class mail. All costs of delivery will be the responsibility of Customer. Customer shall bear any loss occasioned by delay in the delivery of such data and shall indemnify CF for any costs incurred by CF, including, but not limited to, attorney fees, occasioned thereby.

 13. CF will act with due diligence and good faith in the collection of Customer's accounts, exercising such efforts as are reasonable and lawful. In the event, however, CF is unable to collect an account after exercising reasonable diligence and good faith, then Customer shall bear all losses from uncollected accounts and all expenses incurred as a result of unpaid accounts or the collection thereof, other than the cost of those services set forth and described in Schedule `A' hereof. Customer will, at its expense, arrange for any action which may be appropriate or necessary because of the misuse or abuse of any account opened or maintained by its account holders.

 14. The data and information gathered and maintained with respect to Customer's account holders and Customer's merchants, are and will remain the property of Customer. Upon termination of this Agreement at the end of its term, CF will, at the request of Customer and at Customer's expense, deliver to Customer as much of such data and information as is requested by Customer and as is available to CF through the exercise of reasonable diligence.

 15. CF will safeguard and hold confidential, to unauthorized persons, all data relating to Customer's business submitted by or on behalf of Customer to CF pursuant to the terms of this Agreement. CF shall be under no obligation to hold confidential data that is otherwise available to the public. Nothing contained herein shall preclude CF from making such data available, as reasonably necessary, to entities performing services necessary for the fulfillment of CF's obligations hereunder, or the participation by CF in card recovery bulletin and/or restricted card list procedures or in processing authorization inquiries from merchants or financial institutions in connection with sales transactions or cash advances. Nothing herein shall preclude CF from releasing such data or information as part of the resolution of a dispute with Customer.

      Customer will safeguard and hold confidential to unauthorized personas all information relating to the services of CF and its agents, unless such information is otherwise available to the public. Nothing herein shall preclude Customer from releasing such data or information as part of the resolution of a dispute with CF.

 16. CF shall permit Customer, at any reasonable time and at Customer's expense, to conduct an inspection or audit of CF's records relative to Customer's affairs.

 17. In the event that the relationship created by the terms of this Agreement between CF and Customer, or any services rendered hereunder, gives rise to any tax liability, exclusive of income or similar taxes, payable to any government entity, such liability, even if not assessed against Customer, will be the responsibility of Customer. In the event that CF is required to pay or satisfy such tax liability, Customer will reimburse CF therefor upon demand.

 18. CF will suffer no liability by reason of its failure to provide any service set forth or described herein if such failure is due to any cause or condition beyond the reasonable control of CF or its agents.

 19. The term of this Agreement will commence on the 1st day of June, 1998 and will continue in full force and effect to and including the 31st day of May, 2002 a period of four (4) years. This Agreement will be automatically renewed for subsequent periods of four (4) years each unless, at least one hundred twenty (120)days prior to any renewal date, either party hereto gives written notice to the other that it does not wish to renew this Agreement.

       In lieu of notice of  non-renewal,  CF may,  at least one  hundred  fifty
       (150)days prior to any such renewal date, submit to Customer this Agreement in modified form. In the event that CF elects to submit this Agreement in modified form to Customer prior to any such renewal date, Customer shall notify CF, at least one hundred twenty (120) days prior to such renewal date, whether or not the modified form of this Agreement is acceptable to Customer. Failure of Customer to notify as stipulated will constitute acceptance of the modified contract as submitted.

       If, for any reason, Customer exercises its option not to renew this Agreement, CF agrees to cooperate in the required deconversion of the Customer's cardholder and/or merchant records in their possession. Customer agrees to compensate CF in the sum of twenty five hundred dollars ($2,500), payable with the notice of non-renewal, for the necessary activities connected with such deconversion.

 20. Notwithstanding the foregoing, in the event of breach of any term of this Agreement by any party hereto, the non-breaching party may terminate this Agreement upon the giving to the breaching party of one hundred twenty
       (120) days prior written notice of its intention to terminate and its reason therefor.

       However, the party committing the alleged breach shall have ninety (90) days from the receipt of such notice to remedy said breach, and in the event that it is properly remedied within such period, this Agreement shall continue as though no such notice had been sent. In the event that this Agreement is terminated due to the un-remedied breach of its provisions by Customer, Customer shall pay to CF, in addition to any other damages to which CF may be entitled, the following:

       (a) Additional costs incurred by CF or its agents in connection with processing or related services which result from such un-remedied breach;

       (b) Deconversion costs, including, but not limited to, proportionate losses sustained as a result of the abandonment of any equipment acquired or utilized in order to fulfill the obligations of CF hereunder;

       (c) Processing fees and other expenses incurred by CF on behalf of Customer; and

       (d) Fees to which CF would have been entitled, but for termination; or if greater in value than (d),

       (e) An amount equal to all payments made by Customer to CF during the calendar year immediately preceding termination, or an amount equal to all payments made to CF by Customer during that calendar month immediately preceding termination, multiplied by twelve, whichever is greater.

 21. All obligations of either party hereto, incurred or existing under the terms of this Agreement as of the date of any termination hereof, will survive such termination.

 22. CF will furnish to Customer detailed monthly billings for all services rendered to Customer and charges incurred on behalf of Customer. Customer shall pay such invoices upon receipt thereof.

 23. All specifications, computer programs and systems utilized or developed by CF, or its agents, in order to provide the services rendered hereunder, are and will remain the absolute property of CF or its agents.

 24. Each of the parties warrants that neither its execution and delivery of this Agreement nor its performance of the provisions hereof is, or will constitute, a violation on its part of any contract, indenture or other agreement or relationship to which it is a party or by which it is bound, and hereby agrees that it will indemnify and save harmless the other party from and against any loss, costs, liability, damages or expenses by reason of any claim which may be asserted to the contrary by any third party.

 25. This Agreement will be governed and interpreted by and under the laws of the State of Indiana.

 26. Notice, when required hereunder, will be deemed served when sent by certified or registered mail, postage pre-paid, to the respective parties as set forth below:

       To President:     Julian Beard

                        First Security Bank of Lexington

       To CF:            Mr. Robert Gordon, President
                         CRITTSON FINANCIAL LLC
                         P.O. Box 1226
                         Elkhart, Indiana  46515

 27. This Agreement shall be binding upon and inure to the benefit of the assigns and successors-in-interest of the parties hereto.

 28. In the event that either party hereto fails to fulfill any obligation imposed upon that party hereunder, the non-breaching party shall be entitled to recover of the breaching party, in addition to any other damages to which it may be entitled, all costs and attorney fees reasonably expended in the assertion of its rights hereunder.

 29. Customer agrees to contract for the following services with Electronic Data Systems, Inc.:

       (1)      Maintain computer system.
       (2)      Storage of raw plastics.
       (3)      Emboss, encode and mail plastics to new accounts.
       (4) Purchase drafts through Visa and MasterCard systems and pass to cardholder accounts.
       (5)      Generate and mail monthly cardholder statements.
       (6) Provide authorizations for cardholders through the Visa and MasterCard systems.
       (7)      Produce daily and monthly activity reports.
       (8)      Maintain history of cardholder records and activity.

 30. CF agrees to arrange with Electronic Data Systems, Inc. for on-line capability.



                                                      ACCEPTED

CRITTSON FINANCIAL LLC                   FIRST SECURITY BANK OF LEXINGTON
                                                Financial Institution
BY: /s/ Kenneth R. Howard
                                         BY:   /s/ Julian E. Beard
Printed:  Kenneth R. Howard              Printed:  Julian E. Beard

Title:    Vice President                 Title: Chairman & President

                                    ADDENDUM

                                     TO THE

                              CFC KENTUCKY CONTRACT

It is hereby mutually agreed by the two parties involved, that the following amendments and/or clarifications are to be attached to, and hereby made a part of, the Service Agreement between Crittson Financial Corporation and the CBK Member Bank named below; entered into on February 26, 1998.

Page 1, item 5:  "Errors and omissions" (Amendments)

 This paragraph is replaced by the following:

 "The cost of errors or omissions on the part of employees or agents of CFC or Customer shall be borne exclusively by CFC or Customer, as the case may be, and the responsible party shall indemnify the other, its agents and employees, for any losses, including, but not limited to, costs and attorney fees occasioned by the errors or omissions of its agents or employees."

On page 2, item 17: "Tax Liability" (Clarification)

 As previously explained, since Crittson conditionally guarantees its fees for the four (4) year term of this contract, it is necessary that this item remain intact. However, it is intended to cover only an instance where the tax is assessed because of this and/or similar relationships and is not intended to be applied as a result of increases or changes in general taxation. Example of an applicable tax: The State of Indiana places a tax on Service Agreements with any organization based outside of Indiana.

Page 3, item 20:  "Notice of termination and/or remedy"
(Amendment to First Paragraph)

 The parties agree to amend the Agreement to reduce the stipulated 120 days "prior written notice" to 60 days and to reduce the stipulated 90 days to "remedy said breach" to 45 days "from the receipt of such notice".

(Clarification of Second Paragraph)

 As discussed, (a) through (c) are remedies that flow to Crittson because we perform the services addressed and incur, on your behalf, the potential liability involved. Either item (d) or (e) is applied in the case of an unremedied breach by you and is the only alternative available to CFC. Other than the "notification and remedy" amendments cited in the paragraph above, all other provisions of item 20 remain intact.

Page 4, item 25: Clarification

 Applicable law remains the state of Indiana. This is just one contract for each bank but CFC would need fifty (50) different contracts, potentially subject to the varying laws of fifty (50) different states. This simply isn't practical for CFC, or for most companies, and as a result, similar contracts from other vendors, normally, provide for such home-based junction.

ACKNOWLEDGMENT and AGREEMENT:

         By the authorized signatures affixed below, the parties mutually acknowledge that they have examined this addendum, understand and accede to the clarifications it contains and agree to its amended provisions.

CRITTSON FINANCIAL CORPORATION      FIRST SECURITY BANK OF LEXINGTON
                                      (Bank Name)

By: /s/ Kenneth R. Howard           By:  /s/ Julian E. Beard
                                             Julian E. Beard
Title:  Vice President              Title: Chairman/President

Date: 3/13/98                       Date: 3/13/98

                                   SCHEDULE A

                       LISTING OF SERVICES PROVIDED BY CF

1.       New Account Set-Up

         -   assignment of account number
         - video input of all new account information and verification of input

         -   timely issuance of new account plastics

2.       Non-Monetary File Maintenance

         -   name changes
         -   address changes
         -   providing additional or replacement cards

3.       Payment Processing

         - receiving and verifying mail payments - payment balancing - daily posting and input of payments - follow-up of NSF checks

4.       Customer Service

         - provide toll-free WATS line for customer service calls from your cardholders
         - explain finance charge calculation to cardholders, answer other miscellaneous questions
         - obtain copies of sales drafts as required for cardholders - process disputes and chargebacks according to the Federal Truth in

             Lending Act and other regulation requirements - make monetary adjustments to accounts as required for customer service

5.       Collection of Accounts

         -   overline review and control
         -   delinquency collection
         -   charge-off recommendation summary
         -   monthly reporting of sub-standard accounts on a per account basis

6.       Lost/Stolen Card Follow-up and Investigation

         - obtain complete report from cardholder - appropriate blocking of account for authorization denial - listing account in necessary bulletin regions and for number of required publications
         -   initiate chargebacks where applicable

         -   set up replacement accounts and transfer balance
         -   follow up all leads on fraudulent activity

7.       Accounting

         - processing of adjustments due to customer service - help manage money flow for the sale and purchase of drafts - advisement to institution of changes to receivables, income and expense accounts on a daily basis

8. Provide the preparation of quarterly activity reports as required by MasterCard International Inc. and/or Visa USA.

9.       Tracking of plastic inventory and placing reorders as necessary

10.      Reports provided to customer

         -   Profitability (monthly, year-to-date)
         -   Delinquency
         -   Future planning (semi-annually)
         - Program Evaluation/portfolio characteristics (frequency determined by client)

11.      New Merchant Set-Up

         - assignment of merchant number
         - video input of new merchant  information  and  verification  - adding
         merchant  to   VISA/MasterCard   Bulletin  mailing  lists  -  obtaining
         imprinter plates and deposit plastics

12.      Provide Merchant Instruction Sheets Covering:

         - draft completion - transmittal completion - authorization  procedures
         - bulletin procedures - deposit guidelines

         -   explanation of merchant monthly statements and advice of charge

13.      Merchant Draft Processing

         -   Draft Verification
         -   legibility
         -   completeness
         -   Monetary balancing
         -   Correction of errors

         -   Enter draft information into interchange

14.      Processing Incoming Chargebacks

         -   verification of chargeback reason
         -   verification of documentation received
         -   verification of time limitation

15.      Balance Merchant Advices and Monthly Statements

16.      Ordering of Merchant Supplies On Behalf of Client

                                                      ACCEPTED

CRITTSON FINANCIAL LLC                   FIRST SECURITY BANK OF LEXINGTON
                                         Institutions Corporate Name

By: /s/ Kenneth R. Howard                By:  /s/ Julian E. Beard
                                                  Julian E. Beard
Title: Vice President                    Title: Chairman & President

Date:  2-13-98                            Date: 2-26-98

                                   SCHEDULE B

                                   CBA PROGRAM

                    DESCRIPTION OF SERVICES, FEES AND CHARGES

SERVICE                         PRICE             EXPLANATION

1.  CF Servicing                $1.00 per month   Number of cardholder accounts
    A. Credit Card Accounts                       as shown on the Last Daily
       (includes all services                     Statistical Reports for each
       in Schedule A)                             month.

    B. Merchant Accounts        $2.00 per month   Number of merchant accounts as
                                                  shown on the Last Daily
                                                  Statistical Reports for each
                                                  month.


    C. Special Projects or      Per Quote        Implementation of Agent Banks,
       Special Requests                          Affinity Programs and/or other
                                                 special   requests   that  fall
                                                 outside  normal   servicing  as
                                                 same as  described  in Schedule
                                                 `A' of this Agreement.

    D. NSF Fee                  $6.00            Per NSF check charged back to
                                                 the customer's credit card
                                                 account.


                             ACCEPTED

CRITTSON FINANCIAL LLC                   FIRST SECURITY BANK OF LEXINGTON
                                         Financial Institution Name

By: /s/Kenneth R. Howard                 By: /s/ Julian E. Beard
                                                 Julian E. Beard

Date: 3-13-98                            Date: 2-26-98


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